UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2006

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Mt. Airy Road, Suite 203
Basking Ridge, NJ 07920
(Address of principal executive offices)

(908) 766-4400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed under Item 3.02 below, on October 18, 2006, VioQuest Pharmaceuticals, Inc. (the “Company”) entered into a series of subscription agreements with certain investors for the sale of an aggregate of 7,891,600 shares of its common stock and 5-year warrants to purchase an aggregate of 2,762,060 shares of its common stock. The disclosures set forth in Item 3.02 are hereby incorporated by reference into this Item 1.01. The form of the subscription agreement is attached as Exhibit 10.1 and hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 above, on October 18, 2006, the Company sold 7,891,600 shares (the “Shares”) of its common stock at a price of $0.50 per share resulting in gross proceeds of approximately $3.95 million. In addition to the shares of common stock, the investors also received 5-year warrants (the “Warrants”) to purchase an aggregate of 2,762,060 shares at an exercise price of $0.73 per share. The Company engaged Paramount BioCapital, Inc. (“Paramount”) as its exclusive placement agent in connection with the offering, and Paramount in turn engaged various broker-dealers as sub-agents to assist with the offering. In consideration for their services, the Company paid an aggregate of approximately $276,000 in commissions to the placement agents (including sub-agents) in connection with the offering, of which $56,000 was paid to Paramount, plus an additional $30,000 as reimbursement for expenses. The Company also issued to the placement agents 5-year warrants to purchase an aggregate of 394,580 shares of common stock at a price of $0.55 per share.

The common shares and warrants were sold to seventy-one investors, each of which the Company reasonably believes is an “accredited investor,” as defined under Rule 501(a) of the Securities Act of 1933, and no means of general solicitation or advertising was used in connection with the offering. Accordingly, the Company relied on the exemptions from the registration requirements of the Securities Act provided by Section 4(2) and Rule 506.

In connection with the private placement, the Company agreed to file, within 30 days of the closing, a registration statement under the Securities Act covering the resale of the Shares and the shares issuable upon exercise of the Warrants. The Company further agreed to cause such registration statement to be declared effective by the Commission within 120 days following the closing. In the event the Company fails to meet such 30-day or 120-day deadlines, it is required to pay to each investor a cash penalty of 1 percent of the amount of such investor’s investment for each monthly period (or portion thereof) in which the Company is not in compliance with its registration obligations, but, notwithstanding anything to the contrary in the Subscription Agreement, in no event shall the amount of compensatory payments payable by the Company exceed 10 percent of the amount of such investor’s investment.

The forms of warrants issued to the investors in the offering and to the placement agents are attached to this report as Exhibits 4.1 and 4.2, respectively.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of warrant issued to investors in October 18, 2006 private placement.

4.2	Form of warrant issued to placement agents in October 18, 2006 private placement.

10.1	Form of subscription agreement between VioQuest Pharmaceuticals and investors accepted as of October 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: October 24, 2006	By:	/s/ Brian Lenz
Brian Lenz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of warrant issued to investors in October 18, 2006 private placement.

4.2	Form of warrant issued to placement agents in October 18, 2006 private placement.

10.1	Form of subscription agreement between VioQuest Pharmaceuticals and investors accepted as of October 18, 2006.